Seyfarth Shaw LLP

Seaport East
Two Seaport Lane, Suite 1200
Boston, Massachusetts  02210-2028

T (617) 946-4800

F (617) 946-4801

www.seyfarth.com

CONSENT OF SEYFARTH SHAW LLP

We hereby consent to the reference to our firm’s name under the caption “Legal Matters” in the prospectus included in this Registration Statement on Form F-3. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

May 31, 2023

/s/ Seyfarth Shaw LLP

Seyfarth Shaw LLP